      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1996

                                                       REGISTRATION NO. 333-4276
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                REMEDYTEMP, INC.
             (Exact name of registrant as specified in its charter)

                            32122 CAMINO CAPISTRANO
                     SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (714) 661-1211
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's Principal Executive Offices)

             CALIFORNIA                             7363                             95-2890471
  (State or other jurisdiction of            (Primary Standard                    (I.R.S. Employer
   incorporation or organization)      Industrial Classification Code           Identification No.)
                                                  Number)

                               ------------------

                            ROBERT E. MCDONOUGH, SR.
                             CHAIRMAN OF THE BOARD
                                REMEDYTEMP, INC.
                            32122 CAMINO CAPISTRANO
                     SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (714) 661-1211

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   COPIES TO:

                           WALTER L. SCHINDLER, ESQ.
                             BRIAN W. COPPLE, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                            4 PARK PLAZA, SUITE 1700
                            IRVINE, CALIFORNIA 92714
                                 (714) 451-3800

                              SCOTT F. SMITH, ESQ.
                            STEPHEN A. INFANTE, ESQ.
                             HOWARD, DARBY & LEVIN
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000

                               ------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               ------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.


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


                                EXPLANATORY NOTE



     This Amendment No. 3 to Registration Statement is filed solely for the purpose of filing certain required exhibits not previously filed.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(A) EXHIBITS.

     Set forth below is a list of the exhibits included as part of this Registration Statement:


EXHIBIT
NUMBER                                        DESCRIPTION
- -------    ---------------------------------------------------------------------------------
   1.1     Form of Underwriting Agreement
   3.1     Amended and Restated Articles of Incorporation of the Company
   3.2     Amended and Restated Bylaws of the Company
   4.1     Specimen Stock Certificate
   4.2     Shareholder Rights Agreement
   5.1     Opinion of Gibson, Dunn & Crutcher LLP
  10.1     Robert E. McDonough, Sr. Amended and Restated Employment Agreement
  10.2     Paul W. Mikos Employment Agreement
  10.3     R. Emmett McDonough Employment Agreement(1)
  10.4     Allocation Agreement with R. Emmett McDonough and Related Trusts(1)
  10.5     Registration Rights Agreement with R. Emmett McDonough and Related Trusts(1)
  10.6     Letter regarding terms of employment and potential severance of Alan M. Purdy(1)
  10.7     Deferred Compensation Agreement for Alan M. Purdy(1)
  10.8     Letter regarding potential severance of Jeffrey A. Elias(1)
  10.9     Form of Indemnification Agreement(1)
 10.10     Lease Agreement between RemedyTemp, Inc. and Robert E. McDonough, Sr.(1)
 10.11     RemedyTemp, Inc. 1996 Stock Incentive Plan
 10.12     RemedyTemp, Inc. 1996 Employee Stock Purchase Plan
 10.13     Form of Franchising Agreement for Licensed Offices(1)
 10.14     Form of Franchising Agreement for Franchised Offices(2)
 10.15     Form of Licensing Agreement for IntellisearchSM(1)
 10.16     Credit Agreement among Bank of America National Trust and Savings Association,
           Union Bank and RemedyTemp, Inc., as amended(1)
 10.17     Paul W. Mikos Promissory Note(1)
 10.18     Registration Rights Agreement with Robert E. McDonough, Sr.
  11.1     Statement Regarding Computation of Per Share Earnings(3)
  23.1     Consent of Price Waterhouse LLP(3)
  23.2     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)
  24.1     Powers of Attorney(1)
  27.1     Financial Data Schedule(2)
  99.1     Consent of James L. Doti, Ph.D.(2)


- ---------
 *  To be filed by amendment.

(1) Previously filed with this Registration Statement on May 1, 1996.

(2) Previously filed with Amendment No. 1 to this Registration Statement on June 7, 1996.


(3) Previously filed with Amendment No. 2 to this Registration Statement on June

    17, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on July 5, 1996.


                                          REMEDYTEMP, INC.
                                          (Registrant)

                                          By: /s/  Paul W. Mikos
                                            ------------------------------------
                                            Paul W. Mikos
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                NAME                                    TITLE                        DATE
                ----                                    -----                        ----
    /s/  Robert E. McDonough, Sr.        Director, Chairman of the Board         July 5, 1996
- -------------------------------------
       Robert E. McDonough, Sr.

         /s/  Paul W. Mikos              Director, President and Chief           July 5, 1996
- -------------------------------------    Executive Officer (Principal
            Paul W. Mikos                Executive Officer)

         /s/  Alan M. Purdy              Chief Financial Officer (Principal      July 5, 1996
- -------------------------------------    Financial Officer and Principal
            Alan M. Purdy                Accounting Officer)

                     *                   Director                                July 5, 1996
- -------------------------------------
         Susan McDonough Mikos

                     *                   Director                                July 5, 1996
- -------------------------------------
             John P. Unroe

                     *                   Director                                July 5, 1996
- -------------------------------------
             John Zaepfel

       *By: /s/  Alan M. Purdy
- -------------------------------------
            Alan M. Purdy
          Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                        DESCRIPTION
- -------    ---------------------------------------------------------------------------------
   1.1     Form of Underwriting Agreement
   3.1     Amended and Restated Articles of Incorporation of the Company
   3.2     Amended and Restated Bylaws of the Company
   4.1     Specimen Stock Certificate
   4.2     Shareholder Rights Agreement
   5.1     Opinion of Gibson, Dunn & Crutcher LLP
  10.1     Robert E. McDonough, Sr. Amended and Restated Employment Agreement
  10.2     Paul W. Mikos Employment Agreement
  10.3     R. Emmett McDonough Employment Agreement(1)
  10.4     Allocation Agreement with R. Emmett McDonough and Related Trusts(1)
  10.5     Registration Rights Agreement with R. Emmett McDonough and Related Trusts(1)
  10.6     Letter regarding terms of employment and potential severance of Alan M. Purdy(1)
  10.7     Deferred Compensation Agreement for Alan M. Purdy(1)
  10.8     Letter regarding potential severance of Jeffrey A. Elias(1)
  10.9     Form of Indemnification Agreement(1)
 10.10     Lease Agreement between RemedyTemp, Inc. and Robert E. McDonough, Sr.(1)
 10.11     RemedyTemp, Inc. 1996 Stock Incentive Plan
 10.12     RemedyTemp, Inc. 1996 Employee Stock Purchase Plan
 10.13     Form of Franchising Agreement for Licensed Offices(1)
 10.14     Form of Franchising Agreement for Franchised Offices(2)
 10.15     Form of Licensing Agreement for IntellisearchSM(1)
 10.16     Credit Agreement among Bank of America National Trust and Savings Association,
           Union Bank and RemedyTemp, Inc., as amended(1)
 10.17     Paul W. Mikos Promissory Note(1)
 10.18     Registration Rights Agreement with Robert E. McDonough, Sr.
  11.1     Statement Regarding Computation of Per Share Earnings(3)
  23.1     Consent of Price Waterhouse LLP(3)
  23.2     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)
  24.1     Powers of Attorney(1)
  27.1     Financial Data Schedule(2)
  99.1     Consent of James L. Doti, Ph.D.(2)


- ---------
 *  To be filed by amendment.

(1) Previously filed with this Registration Statement on May 1, 1996.

(2) Previously filed with Amendment No. 1 to this Registration Statement on June 7, 1996.


(3) Previously filed with Amendment No. 2 to this Registration Statement on June 17, 1996.